As filed with the Securities and Exchange Commission on December 13, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUTCHINSON TECHNOLOGY INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	41-0901840
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive NE Hutchinson, Minnesota 55350	55350
(Address of Principal Executive Offices)	(Zip Code)

Hutchinson Technology Incorporated Non-Employee Directors Equity Plan

(As Amended January 25, 2012)

(Full Title of the Plan)

David P. Radloff

Vice President and Chief Financial Officer

Hutchinson Technology Incorporated

40 West Highland Park Drive NE

Hutchinson, Minnesota 55350

(Name and Address of Agent for Service)

Telephone number, including area code, of agent for service: (320) 587-3797

Copies to:

Peggy Steif Abram

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402-3901

(612) 766-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large accelerated Filer	☐	Accelerated Filer	☑

Non-accelerated Filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.01 par value	100,000	$1.595	$159,500.00	$21.76

(1)	This Registration Statement also will cover any additional shares of Common Stock that become issuable under the Plan referenced above by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s Common Stock.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based on the average of the high and low sale prices per share of the Registrant’s Common Stock as quoted on the Nasdaq Global Select Market on December 7, 2012.

HUTCHINSON TECHNOLOGY INCORPORATED

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 100,000 shares of the Registrant’s Common Stock to be issued pursuant to the Hutchinson Technology Incorporated Non-Employee Directors Equity Plan (As Amended January 25, 2012) (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statement previously filed with the Securities and Exchange Commission relating to the Plan (File No. 333-163808) is incorporated by reference herein.

PART II

Item 8. Exhibits.

3.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 29, 2002 (File No. 000-14709) filed with the Securities and Exchange Commission on February 7, 2003).

3.2	Restated By-Laws of the Registrant, as amended December 3, 2008 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2008).

5	Opinion of Faegre Baker Daniels LLP, counsel for the Registrant.

23.1	Consent of Faegre Baker Daniels LLP (contained in Exhibit 5 to this Registration Statement).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Powers of Attorney (included with signatures to this Registration Statement).

99	Hutchinson Technology Incorporated Non-Employee Directors Equity Plan (As Amended January 25, 2012) (incorporated by reference to Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K for the year ended September 30, 2012 (File No. 000-14709) filed with the Securities and Exchange Commission on December 12, 2012).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hutchinson, State of Minnesota on the 12th day of December, 2012.

HUTCHINSON TECHNOLOGY INCORPORATED

By	/s/ David P. Radloff
David P. Radloff
Vice President and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Hutchinson Technology Incorporated, hereby severally constitute Richard J. Penn and David P. Radloff, and each of them singly, as true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Hutchinson Technology Incorporated to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on December 12, 2012 by the following persons in the capacities indicated:

Name	Title

/s/ Richard J. Penn	President, Chief Executive Officer and Director
Richard J. Penn Principal Executive Officer /s/ David P. Radloff	Vice President and Chief Financial Officer
David P. Rafloff Principal Financial and Accounting Officer /s/ Martha Goldberg Aronson	Director
Martha Goldberg Aronson /s/ Wayne M. Fortun	Director
Wayne M. Fortun /s/ Russell Huffer	Director
Russell Huffer /s/ William T. Monahan	Director
William T. Monahan /s/ Frank P. Russomanno	Director
Frank P. Russomanno /s/ Philip E. Soran	Director
Philip E. Soran /s/ Thomas R. VerHage Thomas R. VerHage	Director

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INDEX TO EXHIBITS

No.	Description	Manner of Filing

3.1	Amended and Restated Articles of Incorporation of the Registrant.	Incorporated by reference

3.2	Restated By-Laws of the Registrant	Incorporated by reference

5	Opinion of Faegre Baker Daniels LLP, counsel for the Registrant	Filed Electronically

23.1	Consent of Faegre Baker Daniels LLP.	Contained in Exhibit 5 to this Registration Statement

23.2	Consent of Independent Registered Public Accounting Firm.	Filed Electronically

24	Powers of Attorney.	Included with signatures to this Registration Statement

99	Hutchinson Technology Incorporated Non-Employee Directors Equity Plan (As Amended January 25, 2012)	Incorporated by reference

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